UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification No.)

485 Lexington Avenue
 New York, New York 10017
(Address of principal executive offices) (Zip code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	TRV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The Travelers Companies, Inc. (the “Company”) announced that Douglas K. Russell, Senior Vice President, Corporate Controller and Treasurer (the Company’s principal accounting officer), provided notice of his retirement on March 27, 2023, which will become effective on June 2, 2023.

(c) Effective June 2, 2023, Paul E. Munson, the Company's current Senior Vice President, Finance and Assistant Corporate Controller and Assistant Treasurer, will assume the role of Corporate Controller. Mr. Munson will also serve as the Company’s principal accounting officer.

Mr. Munson, age 57, has served in various financial roles since joining the Company in January 1999, including as the Company’s Senior Vice President, Finance and Assistant Corporate Controller and Assistant Treasurer since October 2018.

Mr. Munson has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Munson and any other person pursuant to which Mr. Munson was appointed as the Company’s principal accounting officer. Additionally, there are no transactions involving Mr. Munson that would require disclosure under Item 404(a) of Regulation S-K.

Effective June 2, 2023, Larry J. Mills, the Company’s current Vice President, Finance and Assistant Treasurer, will assume the role of Corporate Treasurer. Mr. Mills joined the Company in July 2002 and has served as the Company’s Vice President, Finance and Assistant Treasurer since April 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Travelers Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2023	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Christine K. Kalla
Name: Christine K. Kalla
Title: Executive Vice President and General Counsel

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